UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Estimated Value Per Share
On January 27, 2017, the stockholders of KBS Real Estate Investment Trust, Inc. (the “Company”) approved a plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation”). The principal purpose of the Plan of Liquidation is to maximize stockholder value by selling the Company’s assets, paying its debts and distributing the net proceeds from liquidation to the Company’s stockholders. For a detailed description of the Plan of Liquidation, see the Company’s Definitive Proxy Statement, filed with the SEC on November 10, 2016 (the “Proxy Statement”). As disclosed in the Proxy Statement and as described further below, the Company estimated that, if the Company is able to successfully implement the Plan of Liquidation, the amount of cash that its stockholders would receive for each share of the Company’s common stock that they then hold could range between approximately $3.27 and $3.68 per share.
Pursuant to the Plan of Liquidation, on March 10, 2017, the Company’s board of directors authorized an initial liquidating distribution in the amount of $1.00 per share of common stock to the Company’s stockholders of record as of the close of business on March 21, 2017. The initial liquidating distribution was paid on March 24, 2017 and was funded from proceeds from asset sales. Since it is a liquidating distribution pursuant to the Plan of Liquidation, the initial liquidating distribution reduced the Company’s stockholders’ remaining investment in the Company and reduced the estimated range of future liquidating distributions per share to be received by the Company’s stockholders by $1.00 per share.
The Company is in the process of liquidating its remaining assets and expects to make one or more additional liquidating distributions pursuant to the Plan of Liquidation. There can be no assurances as to the timing or amount of any additional liquidating distributions.
On March 27, 2017, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $2.475 (the “EVPS”), effective March 21, 2017. The Company is providing the EVPS to assist broker-dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). As described further below, the EVPS is equal to the midpoint of the estimated range of liquidating distributions of $3.27 and $3.68 per share (which midpoint is $3.475), reduced for the impact of the payment of the initial liquidating distribution to the Company’s stockholders of $1.00 per share on March 24, 2017. Thus, the EVPS reflects the resulting reduction of the stockholders’ remaining investment in the Company. This valuation was performed in accordance with the provisions of and also to comply with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), reduced for the impact of liquidation fees and selling costs.
Methodology
Determination of the October 5, 2016 Estimated Value Per Share and Estimated Range in Liquidating Distributions
As disclosed in the Proxy Statement, the Company’s range of estimated net proceeds from liquidation of approximately $3.27 and $3.68 per share is based on the range in estimated value per share of the Company’s common stock of $3.40 to $3.82 approved by the Company’s board of directors on October 5, 2016, and reduced for (i) expected disposition costs and fees related to future dispositions of real estate and real estate-related investments, and (ii) estimated corporate and other liquidation and dissolution costs not covered by the Company’s cash flow from operations. The Company’s board of directors approved the October 5, 2016 estimated value per share, in part, to assist the Company in calculating the range of estimated net proceeds from liquidation pursuant to the Plan of Liquidation. The October 5, 2016 estimated value per share is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of June 30, 2016, with the exception of certain adjustments described in Item 8.01 of the Current Report on Form 8-K, filed with the SEC on October 7, 2016 (the “Valuation 8-K”).
In connection with the determination of the October 5, 2016 estimated value per share and with the approval of its conflicts committee, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate valuation firm, to provide appraisals for 11 of the Company’s 12 historical real estate properties that the Company owned as of June 30, 2016 and for all but 50 of the 220 GKK Properties that the Company owned as of June 30, 2016. The one historical real estate property and 50 GKK Properties not valued by Duff & Phelps either were under contract to sell as of August 31, 2016 or were sold or disposed of subsequent to June 30, 2016 and prior to October 5, 2016 and the Company estimated their values based on the contractual sales prices less actual or estimated disposition costs and fees in the case of properties that were under contract to sell as of August 31, 2016 or properties sold or disposed of subsequent to June 30, 2016 and prior to October 5, 2016. For a full description of the methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the October 5, 2016 estimated value per share, see the Valuation 8-K.

Based on the October 5, 2016 estimated value per share and the estimated costs and expenses of liquidating and dissolving the Company pursuant to the Plan of Liquidation and assuming the Company is able to successfully implement the Plan of Liquidation, the Company estimated that its net proceeds from liquidation and, therefore, the amount of cash that its stockholders would receive for each share of the Company’s common stock that they then hold, could range between approximately $3.27 and $3.68 per share.
Determination of the EVPS
Given that the Plan of Liquidation has been approved by the Company’s stockholders and is being implemented, in order to determine the EVPS, the Company’s board of directors (i) determined that the midpoint of the estimated range of liquidating distributions of $3.27 and $3.68 per share was $3.475 and (ii) subtracted the initial liquidating distribution of $1.00, resulting in the EVPS of $2.475.
Limitations of the EVPS
As mentioned above, the Company is providing the EVPS to assist broker-dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines, reduced for the impact of liquidation fees and selling costs. The EVPS will first appear on the March 31, 2017 customer account statements that will be mailed in April 2017. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The EVPS is not audited and does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to GAAP.
Accordingly, with respect to the EVPS, the Company can give no assurance:

•	of the amount or timing of liquidating distributions the Company will ultimately be able to pay its stockholders;

•	that a stockholder would be able to resell his or her shares at the EVPS;

•	that an independent third-party appraiser or third-party valuation firm would agree with the EVPS; or

•	that the methodology used to calculate the EVPS would be acceptable to FINRA or for compliance with ERISA reporting requirements.
The EVPS is based on the estimated range of liquidating distributions per share to be received by the Company’s stockholders pursuant to the Plan of Liquidation, reduced by the amount of the initial liquidating distribution, as described above. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets, in response to the real estate and finance markets, based on the amount of net proceeds the Company receives from the disposition of its remaining assets and due to other factors, including those described below under “Forward-Looking Statements.” The EVPS does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values for the Company’s remaining properties.

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders and, therefore, the EVPS, including, among other factors, the ultimate sale price of each asset, changes in market demand for office, industrial and bank branch properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising after the date of the Proxy Statement. No assurance can be given as to the amount of liquidating distributions the Company will ultimately pay to its stockholders. If the Company underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated, thus reducing the value of the Company’s shares of common stock.
Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and lease rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; the ability of the Company to make strategic asset sales to fund its short and long-term liquidity needs; the Company’s ability to successfully operate and sell certain of its properties given the concentration of these properties in the financial services sector; the borrowers under the Company’s real estate loan investments continuing to make required payments under the loan documents; the Company’s advisor’s limited experience operating and selling bank branch properties; and other risks identified in the Proxy Statement and in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, each as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of determining the Company’s estimated range of liquidating distributions, which would reduce the value of the Company’s shares of common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: March 28, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer